Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 34 to Registration Statement No. 811-21667 on Form N-1A of our reports dated November 8, 2013 relating to the financial statements and financial highlights of Fidelity International Equity Central Fund, our report dated November 12, 2013 relating to the financial statements and financial highlights of Fidelity Emerging Markets Equity Central Fund, our report dated November 14, 2013 relating to the financial statements and financial highlights of Fidelity High Income Central Fund 1, our report dated November 15, 2013 relating to the financial statements and financial highlights of Fidelity Floating Rate Central Fund, and our report dated November 18, 2013 relating to the financial statements and financial highlights of Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Health Care Central Fund, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Telecom Services Central Fund and Fidelity Utilities Central Fund, each a fund of Fidelity Central Investment Portfolios LLC, appearing in the Annual Reports on Form N-CSR of Fidelity Central Investment Portfolios LLC for the year ended September 30, 2013, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

November 25, 2013